Exhibit 10.17

AGREEMENT

THIS AGREEMENT (the “Agreement”) dated this 2nd day of January 2012 (the “Effective Date”), is entered into by and between Liquid Trading Management LLC (“LTM”), and LTI, LLC (“LTI”). LTM and LTI are sometimes referred to herein as “the parties.”

WITNESSETH

In consideration of the mutual promises set forth herein, the parties hereby agree as follows:

TERM

Unless otherwise agreed to in a writing signed by the parties, LTM shall commence to render services under this Agreement beginning January 2, 2012, and shall cease to render services June 30, 2012.

DESCRIPTION OF SERVICES

During the term set forth in the preceding paragraph, LTM shall provide consultation services to LTI as mutually defined by both parties.

COMPENSATION AND EXPENSES

As consideration for the services to be rendered by LTM under this Agreement, LTI agrees to pay and shall pay LTM a “progress payment” of $250,000 (Two Hundred Fifty Thousand Dollars) in March 2012.

If the full amount due and owing is not received by LTM on or before the times specified above, LTM shall immediately suspend the rendering of services and will have no obligation to resume rendering services until full payment is received.

LTI agrees to reimburse and shall reimburse all expenses incurred by LTM on behalf of LTI including, but not limited to, all reasonable business expenses, in connection with the “DESCRIPTION OF SERVICES” above.

NON-EXCLUSIVITY

LTM reserves the right to solicit, contact and contract with other clients and potential clients at any and all times, including, without limitation, the time during which this Agreement is pending and services are being rendered hereunder.

RIGHT TO TERMINATE

Each party has the right to terminate this Agreement upon 30 days prior written notice, provided, however, that in the event of any such termination by LTI, LTM shall have the right to retain any and all payments received or owed prior to the date of termination and to receive reimbursement of any and all expenses incurred prior thereto in accordance with the terms of the “COMPENSATION AND EXPENSES” section above.

REPRESENTATIONS AND WARRANTIES

Each party represents and warrants to the other party that (i) it has the requisite power, authority and legal right to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary action of such party, and (iii) this Agreement has been duly executed and delivered by such party, and this Agreement is a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally and general equitable principles.

LIABILITY

LTI agrees to indemnify, defend and hold LTM and its officers and employees harmless against any and all claims, demands, suits, liabilities, losses, damages or injuries (collectively “Liabilities”) arising out of resulting from, or relating to any third party claim relating in any way to the Description of Services, above, except such Liabilities as may result solely from the gross negligence of the Company, IN NO EVENT WILL LTM HAVE ANY LIABILITY TO LTI FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY OR OTHERWISE) WHETHER OR NOT LTM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. IN NO EVENT WILL LTM’s TOTAL CUMULATIVE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT UNDER ANY THEORY OF LAW (OTHER THAN ANY WILLFUL BREACH OF THIS AGREEMENT OR GROSS NEGLIGENCE BY LTM) EXCEED THE SUM OF FEES PAYABLE BY LII HEREUNDER.

CONFIDENTIALITY

LTM shall keep all non-public information regarding LTI confidential and shall not disclose any such information to any third party without LTI prior written consent, provided, however, that limited disclosure may be permitted if reasonably deemed necessary, and, in that event, only to LTM’s financial advisors, auditors, or legal counsel, or as may otherwise be required by law.

LTI shall keep all non-public information regarding LTM confidential and shall not disclose any such information to any third party without LTM’s prior written consent, provided, however, that limited disclosure may be permitted if reasonably deemed necessary, and, in that event, only to LTI’s financial advisors, auditors, or legal counsel, or as may otherwise be required by law.

ENTIRE AGREEMENT

The parties agree and declare that this is an integrated agreement, that it constitutes the entire agreement and understanding between the parties, and that no promise, inducement or agreement not contained herein has been made by either part; to the other. The parties further agree that this Agreement shall be construed in accordance with the laws of the State of Delaware. No modification of this Agreement or any amendment thereto may be made without the mutual consent of both parties in writing. The parties acknowledge and represent that each has read and understood the Agreement and agrees to its terms and conditions.

IN WITNESS WHEREOF, the parties have executed this Agreement

This 2nd day of January 2012.

LTI, LLC

By:	/s/ Robert Keller
Name:	Robert Keller
For and on behalf of Liquid Trading International, LLP as Manager of LTI, LLC

Liquid Trading Management, LLC

By:	/s/ Brian Ferdinand
Name:	Brian Ferdinand
Principal

3